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EXHIBIT 10.15
GSI Lumonics

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 1st day of January, 2004 between GSI Lumonics Inc. (the "Company"), a corporation continued under the laws of New Brunswick and Charles D. Winston (the "Executive);

         WHEREAS the Company and the Executive have entered into an employment relationship for their mutual benefit;

         NOW THEREFORE THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.       DUTIES

1.1 The Company confirms the appointment of the Executive as Chief Executive Officer of the Company to undertake the duties requested of the Executive from time to time by the Board of Directors (the "Board") of the Company or such committee of the Board designated by the Board, and the Executive accepts the office on the terms and conditions set forth in this Agreement.

1.2 The Executive, throughout the term of this Agreement shall devote his full time and attention to business and affairs of the Company and shall not, without the consent in writing of the Board of Directors undertake any other business or occupation or become an officer, employee, agent or consultant of any company, firm or individual nor hold more than 5% of the issued shares or stock of any company.

1.3 The Executive shall faithfully serve the Company and use his reasonable best efforts to promote the interests thereof.

2.       TERM

2.1 The appointment of the Executive shall be for three years from the date hereof unless terminated sooner in accordance with the provisions of this Agreement.

2.2 If the employment of the Executive by the Company continues, in accordance with the provisions of this Agreement, until December 31, 2006, the Executive shall have the right to remain in the employ of the Company, in an advisory and consulting capacity, for an additional two years (i.e. until December 31, 2008) (the "Extended Period"). During the Extended Period the Executive shall perform such services as may be assigned to him from time to time by the Board of Directors provided he shall not be required to spend more than 50% of his normal working time on Company business. During the Extended Period the Executive shall be entitled to an annual salary equal to 50% of the Base Salary and he shall be entitled to continue to participate in the Company's stock option plans.

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3.       COMPENSATION

3.1 The compensation of the Executive shall be as agreed upon from time to time between the Executive and the Company and in no case shall it be less than a base salary of US $400,000 ("Base Salary") plus bonus at target of 70% of Base Salary.

4.       BENEFITS AND VACATION

4.1 The Executive shall be entitled to all benefit coverage offered by the Company during the Term of this Agreement.

5.       NON COMPETITION

5.1 The Executive agrees that the nature of the services to be provided by the Executive (which the Executive acknowledges are of a special, unique, extraordinary and intellectual character), places the Executive in a position of confidence and trust with suppliers, customers and employees of the Company. The Executive also acknowledges that the suppliers and customers serviced by the Company are located throughout the world and, accordingly, it is reasonable that the restrictive covenants set forth herein are not limited by any geographical area. The Executive understands and accepts the provisions of this Agreement may limit the employment opportunities available to the Executive following me termination of this Agreement. The Executive understands and agrees that it is reasonable and necessary for the protection and goodwill of the business of the Company that the Executive makes the covenants contained herein.

5.2 Accordingly, it is agreed that the Executive will not, at any time during the 24 months immediately following the termination of this Agreement for any reason (whether such termination is for cause, without cause, or by resignation of the Executive, or by frustration of this Agreement, or by passage of time) directly or indirectly either alone or in conjunction with any individual or firm, corporation, association or other entity, whether as principal, agent shareholder, investor or in any other capacity whatsoever:

         (i) carry on, or be engaged in, concerned with or interested in, directly or indirectly, any business which relates to the establishment, development, promotion, marketing, sales or other provision of products or services similar to those which the Company is engaged (except for an equity share investment in a public company whose shares are listed on a stock exchange where such investment does not in the aggregate exceed 5% of the issued equity shares of such company);

         (ii) attempt to solicit away from the Company any person or entities with whom the Company or both are engaged including suppliers, employees, customers, agents or distributors;

         (iii) take any act as a result of which the relations between the Company and any of their suppliers, customers, employees, agents, distributors or others may be impaired or which may otherwise be detrimental to the business of the Company.

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6.       CONFIDENTIALITY

6.1 The Executive acknowledges that, by virtue of his position in the Company he will have access to confidential information belonging to the Company. The Executive therefore undertakes that he shall neither during the term of this agreement nor at any time thereafter publish, disclose or otherwise communicate to any person, company, business entity or other organization whatsoever or make use of any confidential information belonging or relating to the company, except with the prior written approval of the Company or strictly in accordance with the terms of this Agreement.

6.2 For the purposes of this Agreement, "Confidential Information" means all materials relating to the business or affairs of the Company, whether of a technical, operational or economic nature, including, without limitation, all unpublished information, prices and discounts, data, designs, trade secrets, know- how, formulae, plans, techniques, processes, manuals, documents, records, drawings, specifications, samples, studies, findings, inventions, software, source- code, ideas whether patented, patentable of not, reports, information concerning employees or officers, financial information and plans, information relating to business and financial dealings, research activities, business marketing or strategic plans and projects whether present or future, equipment, working materials, and lists or identity of customers whether they be in written, graphic, oral form or other form whatever prepared by the Company or by the Executive on behalf of or for the Company or otherwise disclosed to the Executive in the course of his engagement and any know-how of the Company or information relating to the Company or to any person, firm or other entity with which the Company does business which is not generally know to persons outside the Company, and any document marked "Confidential" or which the Executive might reasonably expect the Company would regard as confidential. The Executive acknowledges that the foregoing is intended to be illustrative and that other confidential information may exist or arise in the future.

6.3 Without prejudice to the generality of this Article, the Executive acknowledges that the following "Confidential Information" if disclosed or used in contravention of this Article would cause the Company substantial damage or loss:

         (i) names of clients, customers or suppliers of the Company prior to the termination of this Agreement;

         (ii) discounts, special prices or special contact terms offered to or agreed with clients, customers or suppliers of the Company;

         (iii)    marketing and sales strategies/plans of the Company

         (iv)     planned new services or products of the Company

         (v)      existing or proposed research activities of the Company;

         (vi) existing or proposed marketing and sales expenditures of the Company

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         (vii)    any drawings, plans designs, processes, formulae,
                  specifications, know-how, trade secrets or any other technical data relating to any existing products or services offered to customers by the Company prior to the termination of this Agreement;

         (viii)   any financial dealings of the Company;

         (ix)     any business transactions or dealing of the Company, or;

         (x) the decisions or contents of any board meetings of the Company.

6.4 The Executive's obligations under this Article shall apply both during the Term of this Agreement and thereafter without limitation in time and shall survive the variation, renewal, extension or termination of this Agreement.

6.5 The Executive's obligations shall not apply in relation to any Confidential Information which;

         (i) the Executive is authorized by the Company to disclose, publish, communicate or make use of, or which it is necessary for the Executive to disclose, publish, communicate or make use of for the proper and efficient discharge of his duties as an employee of the Company;

         (ii) the Executive is required by law or any court or other similar judicial body or authority to disclose, publish or communicate or;

         (iii) has come into the public domain other than by way of unauthorized disclosure by the Executive.

6.6 The Executive agrees that in the event of any violation of the provisions of this Agreement, the Company in addition to any other right or relief to which it may be entitled, shall be entitled to an injunction restraining further breaches of this Agreement and the Company, upon applying for an injunction, will not be required to prove the inadequacy remedies at law.

7.       REASONABLENESS OF NON-COMPETITION AND CONFIDENTIALITY

7.1 The Executive understands and agrees that the Company has a material interest in preserving the relationship it has developed with its suppliers and customers against impairment by competitive activities of a former employee. Accordingly, the Executive agrees that the restrictions and covenants contained in Articles 5 and 6 and the Executive's agreement to them by the execution of this Agreement, are of the essence of this Agreement.

7.2 The Executive understands and agrees that the restrictions and covenants contained in Articles 5 and 6 constitute material inducements to the Company to enter into this Agreement and that the Company would not enter into this Agreement without such covenants.

7.3 No claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, nor any assertion that the Company has not complied with the terms of this Agreement or has breached this

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         Agreement fundamentally or otherwise, shall constitute a defense or bar to the enforcement by the Company of the covenants or restrictions set out in Articles 5 or 6.

8.       TERMINATION OF EMPLOYMENT

8.1 The parties understand and agree that this Agreement may be terminated in the following manner in the specified circumstances;

8.1.1 By the Company, in its absolute discretion, without any notice or pay in lieu thereof, for cause. Any exercise of discretion pursuant to this paragraph shall be considered and acted upon by the Board of Directors. For the purposes of this Agreement, cause includes the following:

         (i)      any material breach of the provisions of this Agreement

         (ii) failure or refusal of the Executive to comply with the lawful directions or instructions of the Company on any material matter;

         (iii) any conduct of the Executive which in the reasonable opinion of the Company, tends to bring himself or the Company into disrepute;

         (iv) conviction of the Executive of a criminal offense punishable by felony conviction;

         (v) any material act of dishonesty directed at the Company or any client of the Company;

         (vi) use by the Executive of drugs or of alcohol in a manner which materially affects his ability to perform his employment duties.

8.1.2 By the Company, in its absolute discretion, without any notice or pay in lieu thereof, in the case of the Executive's Disability. Disability, for purposes of this Agreement shall mean any mental or physical disability or illness which results in the Executive being unable to substantially perform the duties assigned pursuant to this Agreement for a continuous period of 150 days or for periods aggregating 180 days in any period of 365 days. Any exercise of discretion pursuant to this paragraph shall be considered and acted upon by the Special Committee. Any such action by the Special Committee shall require a two-thirds vote of the Special Committee.

8.1.3 Failure by the Company to rely on the provision of this Article to terminate this Agreement or to sanction or admonish the Executive in any given instance or instances, shall not constitute a ratification of the act or acts in question nor be deemed a waiver of the strict terms of this Article.

8.2 The parties understand and agree that any offer or giving of notice (or payment of pay in lieu of notice) by the Company to the Executive on termination or proposed termination of this Agreement shall be without prejudice and shall not prevent the Company from alleging that the termination was for cause.

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8.3      In the event that the employment of the Executive is terminated by the
         Company during the term of this Agreement (a) without cause and (b) not for reasons of disability, the Executive shall be entitled to the salary and benefits described in Appendix A to this Agreement. Upon compliance by the Company of this paragraph, the Executive shall not be entitled to pursue any legal action of any kind for any additional payment or notice required to be given. In the event that the Executive is terminated for cause or disability, the Executive shall not be entitled to any additional payments or benefits except as required by law.

8.4 The Executive may voluntarily resign his employment at any time provided he shall give the Company 90 days notice in writing of his intention to do so. In the event of his voluntary resignation the Executive shall be entitled to receive his salary and other benefits up to, but not after, the date of termination of his employment.

8.5 On termination of employment the Executive shall immediately resign all offices held (including directorships in the Company) and save as provided in this Agreement, the Executive shall not be entitled to receive any severance payment or compensation for loss of office or otherwise by reason of the resignation. If the Executive fails to resign as set out herein, the Company is irrevocably authorized to appoint some person in the Executive's name and on the Executive's behalf to sign any documents or do any things necessary or requisite to give effect to it.

9.       EMPLOYER'S PROPERTY

9.1 The Executive acknowledges that all things furnished by the Company to the Executive and all equipment, automobiles, credit cards, books, records, reports, files, manuals, literature, confidential information or other materials shall remain and be considered the exclusive property of the Company at all times and shall be surrendered to the Company, in good condition, promptly on the termination of the Executive's employment irrespective of the time, manner or cause of the termination unless expressly provided in this Agreement. .

9.2 Any and all documents, drawing, things, techniques, computer programs or related data, invention or improvements of which the Executive may conceive or make or assist in the conception or making during the period of this Agreement relating or in any way appertaining to or connected with the duties, responsibilities or work of the Executive pursuant to this Agreement or any of the matters which have been, are, may become or were intended to become the subject of the undertakings of the Company shall be the sole and exclusive property of the Company, as the case may be. The Executive will, whenever requested by the Company whether during or after the termination of this Agreement, execute any and all applications, assignments and other instruments which the Company shall deem necessary in order to apply for and obtain patents, copyright, trademark protection or other rights or protection in any country for the said documents, drawings, things, techniques, computer programs or related data, inventions or improvements and in order to assign and convey to the Company

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         the sole and exclusive right, title and interest in and to the said documents, drawings, things, techniques, computer programs or related data, invention or improvements.

10.      ASSIGNMENT OF RIGHTS

10.1 The rights which accrue to the Company under this Agreement shall pass to its successors or assigns. The rights of the Executive under this Agreement are not assignable or transferable in any manner.

11.      NOTICES

11.1 Any notice required or permitted to be given to the Executive shall be sufficiently given if delivered to the Executive personally or if mailed by registered mail to the Executive's address last known to the Company.

11.2 Any notice required or permitted to be given to the company shall be sufficiently given if mailed by registered mail to the Company's Head Office at its address last known to the Executive, Attention: Chief Financial Officer.

12.      SEVERABILITY

12.1 In the event that any provision or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

12.2 In the event that any provision of this Agreement shall in its stated terms or breadth be deemed void or invalid or unenforceable as a result a decision by a court of competent jurisdiction, the said provision shall be valid and enforceable to the extent consistent with the principle or principles underlying the said decision.

13.      ENTIRE AGREEMENT

13.1 This Agreement constitutes the entire agreement between the parties with respect to the employment and appointment of the Executive and any and all previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to the employment and appointment of the Executive by the Company, are terminated and cancelled, including but not limited to the Employment Agreement between the parties dated January 1, 2000 and the Severance Agreement between the parties dated May 24, 2001 and any and all amendments thereto.

14.      MODIFICATION OF AGREEMENT

14.1 Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

15.      HEADINGS

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15.1     The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

16.      GOVERNING LAW

This Agreement shall be construed in accordance wit the laws of the Commonwealth of Massachusetts and the U.S.A. without regard to its conflict of law provisions.

17.      FACSIMILE

17.1 This Agreement will be valid and binding whether executed by original or facsimile signature.

18.      COUNTERPARTS

18.1 This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute on and the same instrument.

         IN WITNESS WHEREOF this Agreement has been executive by the parties to it on the day, month and year first written above.

\s\ LISA VECCHIARELLO                    \s\ CHARLES D. WINSTON
---------------------                    --------------------------------------
 Witness                                 CHARLES D. WINSTON

                                         GSI LUMONICS INC.
                                     Per: \s\ PAUL F. FERRARI
                                         --------------------------------------
                                         Paul F. Ferrari, Chairman of the Board

                                     Per: \s\ BENJAMIN VIRGILIO
                                         --------------------------------------
                                         Benjamin Virgilio,
                                         Chairman, Compensation Committee

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                                   APPENDIX A

                            TERMINATION WITHOUT CAUSE

In the event that the employment of the Executive is terminated by the Company during the term of this Agreement (a) without cause and (b) not for reasons of disability, the Executive shall be entitled to the following:

1. Base Salary plus bonus at 70% of Base Salary continued for two years from the date of termination.

2. Company medical and insurance benefits to be continued for a period of two years from the date of termination. Executive will be required to pay any/all employee premiums during this period.

3. Company allowance for the use of a leased automobile to be continued for a period of two years from the date of termination.

4. Annual US $7,000 allowance for tax planning and preparation to be continued for a period of two years from the date of termination.

5. All unexercised stock options that have not vested shall vest on date of termination. All options will expire if not exercised within 90 days of the date of termination.

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